UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

___________________________

Date of Report (Date of Earliest Event Reported): September 15, 2004

ALLIED BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	333-109462	92-0184877
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1800 Market Place Boulevard, Cumming, Georgia 30041

(Address of Principal Executive Offices, including Zip Code)

(770) 888-0063

(Registrant's Telephone Number, including Area Code)

(Former Name, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

______________________________________________________________________________

1


Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 15, 2004, pursuant to the bylaws of Allied Bancshares, Inc. (the "Registrant"), the Board of Directors of the Registrant elected Charles Y. Allgood as a director of the Registrant. Mr. Allgood is Vice Chairman and Chief Executive Officer of Alliance Bancshares, Inc., which is the holding company for Alliance National Bank, Dalton, Georgia. Mr. Allgood is also Vice Chairman and Chief Executive Officer of Alliance National Bank.

Alliance Bancshares, Inc. purchased 50,000 shares of the common stock of the Registrant in its offering completed in April, 2004. This represents 3.33 percent of the outstanding common stock of the Registrant. In addition, the Registrant purchased 41,666 shares of common stock of Alliance Bancshares, Inc. in a private placement completed in April, 2004. This represents 4.30 percent of the outstanding common stock of Alliance Bancshares, Inc. As part of the investment by each company in the other, the boards of directors of the two companies reached an understanding that the chairman of the board and the chief executive officer of each company would be elected to the board of directors of the other company. Jack P. Turner, Chairman of the Board of Alliance Bancshares, Inc., already serves as a director of the Registrant.

Mr. Allgood was also elected a director of First National Bank of Forsyth County, the bank subsidiary of the Registrant.

The election of Mr. Allgood to the boards of directors of the Registrant and its bank subsidiary is subject to the approval of applicable banking regulators.

2


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 28, 2004	ALLIED BANCSHARES, INC. By: s/Andrew K. Walker Andrew K. Walker Vice Chairman and Chief Executive Officer

3
